                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Probusiness Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[ProBusiness Logo]

                                                      ProBusiness Services, Inc.
                                                               4125 Hopyard Road
                                                            Pleasanton, CA 94588

Dear Stockholder:

     I am pleased to invite you to the Annual Meeting of Stockholders of ProBusiness Services, Inc. The meeting will be held on Friday, November 30, 2001, at 3:00 p.m., local time, at the ProBusiness corporate headquarters at 4125 Hopyard Road, Pleasanton, California.

     At this meeting, Stockholders will be asked to elect a Class I director, approve an amendment to our stock option plan and ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year 2002. The accompanying Notice and Proxy Statement describes these proposals. I encourage you to read this information carefully.

     I am very pleased you have chosen to invest in ProBusiness Services, Inc. Your vote is important, regardless of how many shares you own. Please take a few minutes now to vote your Proxy by following the instructions on the enclosed proxy card.

                                          Sincerely,

                                          /s/ Thomas H. Sinton
                                          Thomas H. Sinton
                                          Chairman of the Board,
                                          President, Chief Executive
                                          Officer and Director

                               [ProBusiness Logo]
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 30, 2001
                             ---------------------

To the Stockholders:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders ("Annual Meeting") of ProBusiness Services, Inc., a Delaware corporation, will be held on Friday, November 30, 2001 at 3:00 p.m., local time, at our corporate headquarters, 4125 Hopyard Road, Pleasanton, California, for the following purposes:

          1. To elect a Class I director to serve for a term of three years.

          2. To approve an amendment to our 1996 Stock Option Plan to increase the number of shares reserved for issuance thereunder by 2,000,000.

          3. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending June 30, 2002.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on October 16, 2001 are entitled to notice of, and to vote at, our Annual Meeting.

     All stockholders are cordially invited to attend our Annual Meeting in person. However, to assure your representation at our Annual Meeting, you are urged to vote your Proxy as promptly as possible by following the instructions on the enclosed proxy card. Any stockholder attending our Annual Meeting may vote in person even if he or she has returned a proxy card, voted by phone or voted on-line.

                                          By Order of the Board of Directors

                                          /s/ Steven E. Klei
                                          Steven E. Klei
                                          Executive Vice President, Finance,
                                          Chief Financial Officer and Secretary

Pleasanton, California
October 25, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

                           PROBUSINESS SERVICES, INC.
                             ---------------------

                                PROXY STATEMENT
                                    FOR THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                               PROCEDURAL MATTERS

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of ProBusiness Services, Inc., a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, November 30, 2001 at 3:00 p.m., local time, and at any postponement or adjournment thereof, for the purposes set forth in the Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our corporate headquarters, 4125 Hopyard Road, Pleasanton, California, 94588 where our principal executive offices are located, and the telephone number at that location is (925) 737-3500.

     This Proxy Statement and the enclosed proxy card were mailed on or about October 25, 2001 together with our 2001 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on October 16, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date 24,255,843 shares of our common stock, $0.001 par value (the "Common Stock"), and 1,132,075 shares of our 6.9% Senior Redeemable Convertible Preferred Stock, $0.001 par value (the "Preferred Stock") were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of our Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of our Common Stock on the Nasdaq National Market on the Record Date was $18.80 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock or Preferred Stock held on the Record Date on all matters presented at the Annual Meeting, except that stockholders are not entitled to vote their Preferred Stock on the election of the Class I director. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by us. We reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote shall constitute a quorum for the transaction of business. We intend to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business and to include abstentions and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Any proposal of a stockholder which is intended to be presented by such stockholder at our 2002 Annual Meeting of Stockholders, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by our Corporate Secretary no later than June 27, 2002. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

     In addition, our bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, not included in our proxy statement which are proposed to be properly brought before an annual meeting of stockholders. Such stockholder must deliver written notice to our Corporate Secretary not less than 120 days in advance of the one-year anniversary of the date at which the notice of the previous year's annual meeting was mailed to our stockholders (in the case of the 2002 annual meeting this date is June 27, 2002). This notice must contain specified information concerning the matters proposed to be brought before such annual meeting and concerning the stockholder proposing such matters.

     In the event that either (i) we did not have an annual meeting during the immediately previous year, or (ii) the date of the current year annual meeting is more than 30 days from the one year anniversary of the immediately prior annual meeting, then the deadline for our receipt of the notice required by the bylaws shall instead be the later of (a) the date that is 120 days prior to the current year annual meeting, and (b) the date that is 10 days following the first public notice of the date of such annual meeting. A copy of the full text of the bylaw provision discussed above may be obtained by writing to our Secretary at our address provided above. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to us at our address provided above, Attention: Corporate Secretary.

                                 PROPOSAL NO. 1

                          ELECTION OF CLASS I DIRECTOR

DIRECTORS AND NOMINEES FOR CLASS I DIRECTOR

     Our Board of Directors currently consists of five members who are divided into three classes serving staggered terms. Class I consists of one director, and Class II and Class III consist of two directors each. The Class I director will be elected at the Annual Meeting for a term of three years.

     The Board of Directors has selected the nominee listed below to be re-elected at the Annual Meeting as the Class I director. Unless otherwise instructed, the proxy holders will vote the proxies received by them for this nominee. In the event that the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy; however, we have no reason to believe that the listed nominee will be unable or will decline to serve as a director. The director elected at this Annual Meeting will serve until the term of that director's class expires in 2004 or until such director's successor has been elected and qualified.

     The name of the nominee for the Class I director and the names of each of our other directors whose term of office continues after the Annual Meeting, their ages as of October 16, 2001, and certain other related information are set forth below. There are no family relationships between any director, executive officer or the nominee.

NAME                                    AGE         POSITION WITH OUR COMPANY
----                                    ---         -------------------------
NOMINEE FOR CLASS I DIRECTOR FOR A
TERM EXPIRING IN 2004
Thomas H. Sinton......................  53    Chairman of the Board, President,
                                              Chief Executive Officer and Director
CLASS II DIRECTORS WHOSE TERM EXPIRES
IN 2002
William T. Clifford...................  55    Director
David C. Hodgson......................  44    Director
CLASS III DIRECTORS WHOSE TERM EXPIRES
IN 2003
Ronald W. Readmond....................  58    Director
Thomas P. Roddy.......................  66    Director

     Mr. Sinton, our founder, has served as one of our directors since we incorporated in October 1984. Since March 1993, Mr. Sinton has served as our President and Chief Executive Officer. Since December 1996, and for a period between September 1989 and February 1993, Mr. Sinton served as Chairman of the Board. Mr. Sinton holds a B.A. degree in English Literature, magna cum laude, from Harvard University, an M.S. degree in Food Science from the University of California at Davis and an M.B.A. degree from Stanford University. Mr. Sinton received a Fulbright Fellowship to study at the University of Vienna in Vienna, Austria.

     Mr. Clifford has served as one of our directors since August 1997. Mr. Clifford has served as a Managing Member of New Vista Capital, a venture capital firm, from April 2000 to present. Mr. Clifford also serves as Chairman of Authentor Systems, Inc., a security management and authentication software company. Mr. Clifford served as President and Chief Executive Officer of Warrantycheck.com, an internet provider, from November 1999 to April 2000. From January 1999 to October 1999, Mr. Clifford served as the Chief Executive Officer of Gartner Group, Inc., a provider of information and analysis on the technology industries, and as the President there since October 1997. From April 1995 to January 1999, he was the Chief Operating Officer of Gartner Group, Inc., and he was Executive Vice President, Operations there from October 1993 to September 1997. From December 1988 to October 1993, Mr. Clifford held various positions at Automatic Data Processing, Inc., including President of National Accounts and Corporate Vice President, Information Services. Mr. Clifford holds a B.A. degree in Economics from the University of Connecticut.

     Mr. Hodgson has served as one of our directors since March 1997. Mr. Hodgson is a Managing Member of General Atlantic Partners, LLC ("GAP LLC"), a private equity investment firm that invests in Internet and information technology on a global basis, and has been with GAP LLC or its predecessor since 1982. Mr. Hodgson is also a director of Atlantic Data Services, Inc., a provider of professional computer services for the banking industry, ScreamingMedia, Inc., a developer of proprietary technologies for the aggregation and distribution of digital content over the Internet, and several other privately-held information technology companies, in which GAP LLC or one of its affiliates is an investor. Mr. Hodgson holds an A.B. degree in Mathematics from Dartmouth College and an M.B.A. degree from Stanford University.

     Mr. Readmond has served as one of our directors since February 1997. From January 2001 to June 2001, Mr. Readmond served as a director and Chief Executive Officer of TruMarkets Inc., an automated bond trading company. Mr. Readmond previously served as a director and Vice Chairman of Wit Soundview Group, an investment bank, from June 2000 to October 2000 and as President and Chief Operating Officer there from June 1998 to June 2000. From August 1989 to December 1996, Mr. Readmond held various positions at Charles Schwab & Co. Inc., most recently serving as Vice Chairman. Mr. Readmond holds a B.A. degree in Economics from Western Maryland College.

     Mr. Roddy has served as one of our directors since 1992. Since 1988, Mr. Roddy has served as President and Chief Executive Officer of Lafayette Investments Inc., an investment banking and investment advisory company. Mr. Roddy holds a B.S. degree in Biochemistry from Villanova University.

     Mr. Hodgson was nominated and elected as a director pursuant to an agreement entered into between us, GAP LLC and Thomas H. Sinton and his affiliates, in connection with the sale of our preferred stock to GAP LLC. Under such agreement, GAP LLC and Mr. Sinton and his affiliates agreed to vote their shares to elect one director to the Board of Directors designated by GAP LLC until the third annual meeting of stockholders after our initial public offering. This agreement has terminated. Mr. Hodgson's current term as a Class II director expires at our 2002 annual meeting.

     Under the terms of the August 2000 investment by affiliates of GAP LLC in our Preferred Stock, as long as GAP LLC or its affiliates own a majority of the Preferred Stock, the holders of the Preferred Stock are entitled to elect one director to our Board of Directors and are not entitled to vote their Preferred Stock on the election of the other directors. We have agreed with GAP LLC that the holders of the Preferred Stock will be entitled to elect one of the Class II directors.

BOARD MEETINGS AND COMMITTEES

     Our Board of Directors held a total of five meetings during fiscal 2001. Each incumbent director attended 100% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of the committees upon which he served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. Our Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

     The Audit Committee currently consists of Mr. Hodgson, Mr. Readmond and Mr. Roddy. Each member of the Audit Committee is an "independent director" as defined in Rule 4200 of the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented to date. The Audit Committee is responsible for (i) recommending engagement of our independent auditors, (ii) approving the services performed by such independent auditors, (iii) consulting with such auditors and reviewing with them the results of their examinations, (iv) reviewing and approving any material accounting policy changes affecting our operating results, (v) reviewing our control procedures and personnel and (vi) reviewing and evaluating our accounting principles and our system of internal accounting controls. The Audit Committee held five meetings during fiscal 2001. The Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A hereto.

     The Compensation Committee currently consists of Mr. Hodgson and Mr. Readmond. The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for our officers and other employees,
(ii) administering our stock option plans and (iii) making recommendations to the Board of Directors regarding such matters. The Compensation Committee held one meeting during fiscal 2001, excluding Actions by Unanimous Written Consent.

DIRECTOR COMPENSATION

     Directors who are not officers each receive an annual retainer of $15,000, in addition to $1,000 for attendance at each Board of Directors' meeting and $500 for attendance at each committee meeting. Our officers do not receive additional compensation for attendance at Board of Directors' meetings or committee meetings.

     Certain directors who are not officers have been granted options to purchase Common Stock in the past, and options may be granted to our directors in the future. In fiscal year 2001, Mr. Clifford, Mr. Hodgson, Mr. Readmond and Mr. Roddy all received options to purchase 10,000 shares of our Common Stock, at an exercise price of $28.375 per share. In fiscal year 2002, Mr. Clifford, Mr. Hodgson, Mr. Readmond and

Mr. Roddy all received options to purchase 10,000 shares of our Common Stock, at an exercise price of $13.23 per share.

REQUIRED VOTE

     The nominee for the Class I director receiving the highest number of affirmative votes of the shares of Common Stock entitled to be voted shall be elected to the Board of Directors. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they otherwise have no legal effect under Delaware law in connection with the election of directors.

     RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. SINTON.

                                 PROPOSAL NO. 2

                      AMENDMENT TO 1996 STOCK OPTION PLAN

GENERAL

     The Board of Directors adopted our 1996 Stock Option Plan (the "Option Plan") in February 1996. The Option Plan provides for the granting to employees (including officers and employee directors) of incentive stock options and for the granting to employees, directors and consultants of non-statutory stock options. The number of shares reserved for issuance under the Option Plan is 6,943,658 plus any shares which were forfeited after our initial public offering and which were issued or subject to issuance pursuant to options granted under the 1989 Stock Option Plan (the "1989 Plan") (which plan terminated in connection with our initial public offering of Common Stock), plus annual increases equal to the lesser of (a) 375,000 shares, (b) two percent (2%) of the number of outstanding shares of Common Stock on each anniversary of the adoption of the Option Plan or (c) a lesser amount determined by the Board. As of October 16, 2001, a total of 6,943,658 shares of Common Stock were reserved for issuance under the Option Plan and a total of 699,676 shares remained available for future grant.

PROPOSAL

     In August 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Option Plan to increase the number of shares reserved for issuance by an additional 2,000,000 shares of Common Stock, for an aggregate of 8,943,658 shares reserved for issuance thereunder and 2,699,676 shares available for future grant as of October 16, 2001. This amendment will enable us to continue to grant options to eligible employees and consultants under the terms and conditions of the Option Plan.

     The Board of Directors believes that the approval of the amendment to the Option Plan is in our best interest and our stockholders, as the availability of an adequate number of shares for issuance under the Option Plan and the ability to grant stock options are important factors in attracting, motivating and retaining qualified personnel essential to our success.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter is required to approve the amendment to the Option Plan.

     RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE OPTION PLAN.

SUMMARY OF THE OPTION PLAN

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon written request to our Secretary.

     Purposes. The purposes of the Option Plan are to attract and retain the best available directors and personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the success of our business.

     Administration. The Option Plan may be administered by the Board of Directors or a committee of the Board of Directors (the "Administrator"), which committee is required to be constituted to comply with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable laws. Subject to the provisions of the Option Plan, the Administrator has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the fair market value of the Common Stock, the type of option, the term of the option, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. The Administrator also has the power to reprice options if the exercise price of outstanding options exceeds the fair market value of our Common Stock.

     Eligibility; Limitations. The Option Plan provides that nonstatutory stock options may be granted to employees, directors and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation we pay to certain executive officers. To maximize our deduction attributable to options granted to such persons, the Option Plan provides that no employee may be granted, in any fiscal year, options to purchase more than 187,500 shares of Common Stock. Over the remaining term of the Option Plan, an employee may be granted options to purchase up to an additional 375,000 shares of Common Stock that shall not count against the above limit.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written stock option agreement between the optionee and us and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to any person possessing more than 10% of the voting power of all of our classes of stock (a "10% Stockholder")) of the fair market value of the Common Stock on the date the option is granted. For so long as our Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid if no sales were reported) on the last trading day prior to the date of grant, as reported in The Wall Street Journal or such source as the Administrator deems reliable.

          (b) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are to be determined by the Administrator. Options granted under the Option Plan to date generally become exercisable over four years at a rate of one-fourth of the shares subject to the options at the end of one year from the date of grant and 1/48 at the end of each month thereafter and have a ten-year term. The maximum term of an incentive stock option granted to a 10% Stockholder is five years. An option is exercised by giving written notice of the exercise to us, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to us.

          (c) Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of our Common Stock, any combination thereof, or any form of consideration as may be provided in the stock option agreement.

          (d) Termination of Employment. In the event an optionee's continuous status as an employee, consultant or director terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option within such period of time as is specified in such optionee's stock option agreement but only to the extent that the optionee was entitled to exercise the option at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement). Options granted under the Option Plan to date have generally provided that optionees may exercise their options within sixty days from the date of termination of employment (other than for death or disability).

          (e) Disability. In the event an optionee's continuous status as an employee, consultant or director terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option, but only within twelve months from the date of such termination, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

          (f) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within twelve months following the date of death, unless otherwise provided in the stock option agreement, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event later than the expiration of the term of such option as set forth in the stock option agreement).

          (g) Term of Options. The term of each option is the term stated in the stock option agreement; provided, however, that the term may not exceed ten years from the date of grant. In the case of an incentive stock option granted to a 10% Stockholder, the term may not exceed five years from the date of grant. No option may be exercised by any person after the expiration of its term.

          (h) Nontransferability of Options. An option is nontransferable by the optionee unless determined otherwise by the Administrator, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

          (i) Value Limitation. If the aggregate fair market value (as determined on date of grant) of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory options.

          (j) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator.

     Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in our outstanding Common Stock by reason of any stock splits, reverse stock splits, stock dividends, combinations, reclassifications or any other increase or decrease in the number of issued shares of Common Stock issued without receipt of consideration by us, an appropriate adjustment shall be made by the Administrator in the following: (i) the number of shares of Common Stock subject to the Option Plan, (ii) the number and class of shares of stock subject to any option outstanding under the Option Plan, (iii) and the exercise price of any such outstanding option. The determination of the Board as to which adjustments made shall be conclusive. In the event of our proposed dissolution or liquidation, the Administrator will notify the holders of options as soon as practicable prior to the effective date of such action, and all outstanding options will terminate immediately prior to the consummation of such proposed action. Notwithstanding the above, in the event of our merger with or into another corporation or the sale of substantially all of our assets, the Option Plan requires that each outstanding option be assumed or an equivalent option be substituted by the successor corporation; provided, however, if such successor or purchaser refuses to assume or substitute the then outstanding options, the Option Plan provides for the full acceleration of the exercisability of all outstanding options for a period of fifteen days from the date of notice of acceleration to the holder and all options will terminate upon the expiration of such period.

     Amendment and Termination of the Option Plan. The Board may at any time amend, alter, suspend or terminate the Option Plan. We shall obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act and Sections 162(m) and 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and us, which agreement must be in writing and signed by the optionee and us. In any event, the Option Plan shall terminate in February 2006. Any options outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also one of our officers, directors, or 10% Stockholders. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to us withholding tax. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on assets held for more than twelve months are currently taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND US WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

PARTICIPATION IN THE OPTION PLAN IN FISCAL 2001

     The grant of options under the Option Plan to employees, including the Named Executive Officers (as defined under "Executive Officer Compensation"), is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan, as amended. Accordingly, future awards are not determinable. Non-employee directors are eligible to participate in the Option Plan. The following table sets forth information with respect to the grant of options pursuant to the Option Plan to our chief executive officer and nominee for Class I director, each of our three other most highly compensated executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees, including all current officers who are not executive officers, as a group. In addition, in fiscal 2002, the following executive officers received options to purchase Common Stock at an exercise price of $13.23 per share: Mr. Bizzack,

Mr. Blalock and Mr. Klei received options to purchase 50,000 shares of our Common Stock and Mr. Sinton received an option to purchase 75,000 shares of our Common Stock.

                                                                 NUMBER OF
                                                                SECURITIES
                                                                UNDERLYING      EXERCISE PRICE
NAME OF INDIVIDUAL AND POSITION                               OPTIONS GRANTED   ($ PER SHARE)
-------------------------------                               ---------------   --------------
Thomas H. Sinton............................................        60,000          $32.00
  Chairman of the Board, President and Chief Executive
     Officer
Jeffrey M. Bizzack..........................................            --              --
  Executive Vice President, Sales and Services
Jerry W. Blalock............................................            --              --
  Executive Vice President and Group General Manager
Steven E. Klei..............................................            --              --
  Executive Vice President, Finance, Chief Financial Officer
     and Secretary
All current executive officers as a group (4 persons).......        60,000          $32.00
All current directors who are not executive officers as a
  group (4 persons).........................................        40,000         $28.375
All employees, including all current officers who are not
  executive officers, as a group............................     1,665,974       $23.31(1)

---------------

(1) Represents a weighted average per share exercise price.

                                 PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending June 30, 2002. Ernst & Young LLP have been our independent auditors since June 1996. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     We have been informed by Ernst & Young LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in our company.

FEE DISCLOSURE

     Audit Fees. Ernst & Young LLP billed us an aggregate of $359,494 in fees for professional services rendered in connection with the audit of our financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during that year.

     All Other Fees. Ernst & Young LLP billed us $218,804 for services rendered to us, other than for the services described above, for the fiscal year ended June 30, 2001. These other services consisted of tax return preparation and consultation and the review of other SEC filings.

     The audit committee considered the provision of the services listed above by Ernst & Young LLP and determined that the provision of the services was compatible with maintaining the independence of Ernst & Young LLP.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of our independent auditors upon the receipt of the affirmative vote by the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event that the stockholders do not approve the selection of

Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

     RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our Common Stock, as of June 30, 2001 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director, (c) each of the executive officers named in the Summary Compensation Table and (d) all of our directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, we believe that the persons named in the table have sole voting and investing power with respect to all shares of Common Stock indicated as being beneficially owned by them and officers and directors can be contacted at our principal office. All of our Preferred Stock is owned by entities affiliated with General Atlantic Partners, LLC.

                                                                NUMBER OF SHARES      PERCENT OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED(1)     TOTAL
------------------------                                      ---------------------   ----------
Thomas H. Sinton(2).........................................        3,511,976           14.5%
Entities Affiliated with General Atlantic Partners,
  LLC(3)....................................................        3,806,274           15.1%
Franklin Resources, Inc.(4).................................        1,930,271            8.0%
Jeffrey M. Bizzack(5).......................................          228,624               *
Jerry Blalock (6)...........................................          106,870               *
Steven E. Klei(7)...........................................          133,880               *
William T. Clifford(8)......................................           25,834               *
David C. Hodgson(3).........................................        3,832,108           15.2%
Ronald W. Readmond(9).......................................           35,278               *
Thomas P. Roddy(10).........................................          208,420               *
All executive officers and directors as a group (8
  persons)(11)..............................................        8,082,989           31.4%

---------------

  *  Represents beneficial ownership of less than one percent.

 (1) Based on 24,138,617 shares of Common Stock outstanding as of June 30, 2001. As of June 30, 2001, 1,132,075 shares of Preferred Stock were outstanding, all of which were owned by entities affiliated with General Atlantic Partners, LLC. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of June 30, 2001 upon the exercise of warrants or vested options or the conversion of Preferred Stock. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options and warrants for the purchase of Common Stock held by such stockholder, which are exercisable within 60 days of June 30, 2001, and the conversion of Preferred Stock held by such stockholder into Common Stock.

 (2) Includes 98,541 shares issuable upon exercise of vested options, 168,948 shares held by the Silas D. Trust Estate, 942,897 shares held by the Thomas
     H. Sinton, Jane Nibley Sinton 1989 Irrevocable Trust and 50,502 shares held by Jane N. Sinton as a custodian for minor children, and 15,950 shares held by an unnamed trust. Also includes 500,000 of the 1,000,000 shares held by Interpro Holdings, LLC, of which Mr. Sinton is a member. Mr. Sinton has the right to designate 50% of the Board of Managers of InterPro Holdings, LLC.

 (3) Includes 1,851,009 shares held by General Atlantic Partners 39, L.P. ("GAP 39"), 323,190 shares held by GAP Coinvestment Partners, L.P. ("GAPCO I"), 915,515 shares of our Preferred Stock held by General Atlantic Partners 70, L.P. ("GAP 70"), 70,755 shares of our Preferred Stock held by GapStar, LLC ("GapStar"), 145,805 shares of our Preferred Stock held by GAP Coinvestment Partners II, L.P. ("GAPCO II") and 500,000 shares held by InterPro Holdings, LLC ("InterPro Holdings"). General

     Atlantic Partners, LLC ("GAP LLC") is the general partner of GAP 39 and GAP
     70. GAP LLC is also the managing member of GapStar. The managing members of GAP LLC are also the general partners of each of GAPCO I and GAPCO II. David C. Hodgson is a managing member of GAP LLC and a general partner of each of GAPCO I and GAPCO II. InterPro Holdings owns 1,000,000 shares of our Common Stock, and GAP 39, General Atlantic Partners 59, L.P. ("GAP 59"), General Atlantic Partners 73, L.P. ("GAP 73"), GapStar, GAPCO I and GAPCO II, as a group, have the right to designate 50% of the Board of Managers of InterPro Holdings. GAP LLC is also the general partner of GAP 59 and GAP 73. GAP 39, GAP 59, GAP 70, GAP 73, GapStar, GAP LLC, GAPCO I and GAPCO II (collectively, "General Atlantic") are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Hodgson disclaims beneficial ownership of all such securities except to the extent of his pecuniary interest therein. In addition, Mr. Hodgson owns directly 22,084 shares of our common stock and holds options to purchase 20,416 shares of our common stock of which 3,750 are vested. The address of Mr. Hodgson and General Atlantic is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

 (4) As indicated in the Schedule 13G filed by Franklin Resources, Inc. pursuant to the Exchange Act on February 12, 2001. As disclosed in the Schedule 13G/A filed by Franklin Resources, Inc. on September 10, 2001, it beneficially owns 2,474,880 shares. The address of Franklin Resources, Inc. is 777 Mariners Island Blvd., San Mateo, CA 94404.

 (5) Includes 102,344 shares issuable upon exercise of vested options held by Mr. Bizzack.

 (6) Includes 105,625 shares issuable upon exercise of vested options held by Mr. Blalock.

 (7) Includes 99,453 shares issuable upon exercise of vested options held by Mr. Klei.

 (8) Includes 25,834 shares issuable upon exercise of vested options held by Mr. Clifford.

 (9) Includes 25,834 shares issuable upon exercise of vested options held by Mr. Readmond.

(10) Includes (i) 123,277 shares held by Thomas P. Roddy, (ii) 10,602 shared held by Thomas P. Roddy and Mary W. Roddy, (iii) 70,207 shares held by Guarantee and Trust Co. and (iv) 1,000 shares held by Lafayette Investments Inc. of which Mr. Roddy is President and Chief Executive Officer, and (v) 3,334 shares issuable upon exercise of vested options held by Mr. Roddy.

(11) Includes 464,715 shares issuable upon exercise of vested options and 1,132,075 shares issuable upon conversion of Preferred Stock.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to our Chief Executive Officer and each of our three other most highly compensated executive officers determined as of the end of the last fiscal year (referred to herein as the "Named Executive Officers") for services rendered to us in all capacities during the last three fiscal years.

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                                                     -------------
                                                              ANNUAL COMPENSATION     SECURITIES
                                                     FISCAL   --------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR    SALARY($)   BONUS($)   OPTIONS(#)(1)
---------------------------                          ------   ---------   --------   -------------
Thomas H. Sinton...................................   2001    $300,000    $187,000       60,000
  Chairman of the Board, President,                   2000     300,000     121,500       62,500
  Chief Executive Officer and Director                1999     300,000     162,000       30,000
Jeffrey M. Bizzack.................................   2001     250,000     156,250           --
  Executive Vice President,                           2000     237,500     152,500      250,000
  Sales and Services                                  1999     200,000     185,000       22,500
Jerry W. Blalock...................................   2001     250,000     156,250           --
  Executive Vice President,                           2000     292,752     109,614      250,000
  and Group General Manager                           1999     196,875     108,000       67,500
Steven E. Klei.....................................   2001     250,000     156,250           --
  Executive Vice President, Finance, Chief            2000     237,495      90,000      250,000
  Financial Officer and Secretary                     1999     200,000      96,000       18,750

---------------

(1) The options generally vest over four years as follows: 25% of the shares one year from the grant date and as to 1/48 of the shares in each successive month thereafter, with full vesting occurring on the fourth anniversary date. The options have a term of ten years, subject to earlier termination in certain situations related to termination of employment.

     The options granted in fiscal year 2000 vest either (1) over five years as follows: 20% of the shares one year from the grant date and 1/60 of the shares in each successive month thereafter, with full vesting occurring on the fifth anniversary date or (2) four years from grant date; shares may vest early depending upon our performance.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock options granted during the fiscal year ended June 30, 2001 to each of the Named Executive Officers.

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 2001

                                       INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                              ------------------------------------                  VALUE AT ASSUMED
                                            % OF TOTAL                               ANNUAL RATES OF
                                NO. OF       OPTIONS      EXERCISE                     STOCK PRICE
                              SECURITIES    GRANTED TO     PRICE                    APPRECIATION FOR
                              UNDERLYING    EMPLOYEES       PER                    OPTION TERM ($)(3)
                               OPTIONS      IN FISCAL      SHARE     EXPIRATION   ---------------------
NAME                           GRANTED     YEAR 2001(1)    ($)(2)       DATE         5%         10%
----                          ----------   ------------   --------   ----------   --------   ----------
Thomas H. Sinton............    60,000         3.6         $32.00     10/17/10    $551,266   $1,836,211
Jeffrey M. Bizzack..........        --          --             --           --          --           --
Jerry W. Blalock............        --          --             --           --          --           --
Steven E. Klei..............        --          --             --           --          --           --

---------------

(1) Based on a total of options granted to all employees, consultants and directors during fiscal year 2001.

(2) Represents the fair market value of the underlying Common Stock as determined by the Board of Directors on the date of grant.

(3) The potential realizable value at 5% and 10% appreciation is calculated by assuming that the last reported sales price of $26.55 share on June 29, 2001 appreciates at the indicated rate for the remaining portion of the term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal year 2001 and the number of shares subject to exercisable and unexercisable stock options as of June 30, 2001. The table also sets forth certain information with respect to the value of stock options held by such individuals as of June 30, 2001.

                    FISCAL YEAR AGGREGATED OPTION EXERCISES
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                          SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Thomas H. Sinton......        --       $     --       94,114         110,886      $  818,309     $  266,818
Jeffrey M. Bizzack....        --             --       95,157         207,343       1,004,354      1,660,896
Jerry W. Blalock......        --             --       97,814         219,686         408,758      1,634,992
Steven E. Klei........    22,000        568,121       92,422         206,328       1,004,354      1,660,896

---------------

(1) The amount set forth represents the difference between the closing Common Stock share price of $26.55 on June 29, 2001, as reported by the Nasdaq National Market, and the applicable exercise price, multiplied by the applicable number of options.

                              CERTAIN TRANSACTIONS

RELATED TRANSACTIONS AND COMMERCIAL RELATIONSHIP

     Thomas H. Sinton and certain affiliates of GAP LLC are the principal stockholders of InterPro Business Solutions, Inc., a Delaware corporation ("InterPro"), purchased rights to certain time and attendance expense processing software. Mr. Sinton is our President, Chief Executive Officer and Chairman of the Board. David C. Hodgson, our director, is a managing member of GAP LLC, affiliates of which hold more than 5% of our outstanding stock. Because Mr. Sinton is an officer and Mr. Hodgson and Mr. Sinton are each directors, their investment in InterPro was required to be, and was, approved by our disinterested directors. Any future transaction or relationship between InterPro and us would be entered into on an arms-length basis and would be approved by our disinterested directors.

     Pursuant to the 6.9% Senior Convertible Preferred Stock Purchase Agreement, GAP LLC and certain of its affiliates purchased an aggregate of 1,132,075 shares of Preferred Stock from ProBusiness on August 1, 2000 for an aggregate purchase price of $29,999,988. Mr. Hodgson is a Managing Member of GAP LLC.

LOANS TO OFFICERS

     On January 31, 1997, we loaned $250,000 under a full recourse note agreement at an interest rate of 6.1% per year to Jeffrey M. Bizzack, one of our executive officers, to permit Mr. Bizzack to purchase a residence.

Accrued interest must be paid on a monthly basis beginning two years from the date of the note. All principal and accrued but unpaid interest was due January 31, 2001. We are in the process of renegotiating this loan.

     On September 8, 1998, we loaned $250,000 under a full recourse note agreement at an interest rate of 5.42% per year to Jerry W. Blalock, one of our executive officers, to permit Mr. Blalock to purchase a residence. All principal and accrued but unpaid interest was due September 8, 2001. We are in the process of renegotiating this loan.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     We have entered into employment agreements with certain of our executive officers. These agreements set forth varying severance pay arrangements and provide for acceleration of certain unvested options in the event the executive officer is terminated without cause. The agreements provide for accelerated vesting of certain unvested options in the event of a change of control, as well as accelerated vesting of any remaining unvested options in the event the executive officer is involuntarily terminated following such change of control.

INDEMNIFICATION

     Our certificate of incorporation limits the liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     Our bylaws provide that we may indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. We have also entered into indemnification agreements with our officers and directors containing provisions that may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms received by us and written representations from certain reporting persons, we believe that, during fiscal year 2001, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were satisfied, except that the Form 3 for Glenda Citragno, Chief Accounting Officer, for August 2000 and Form 4 for January and April 2001, Form 5 for David C. Hodgson, Director, for October 2000 and for each of GapStar, LLC and General Atlantic Partners 73, L.P., both 10% stockholders, for March 2001 were filed late.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2001, with management and Ernst & Young LLP, our independent auditors.

     The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. This discussion included, among other topics, the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and changes to significant accounting policies.

     The Audit Committee has discussed with Ernst & Young LLP the auditors' independence and received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

     While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. Similarly, it is the responsibility of the independent auditors, and not the Audit Committee, to conduct the audit and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

                                          AUDIT COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          David C. Hodgson
                                          Ronald W. Readmond
                                          Thomas P. Roddy

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee was formed in November 1996 and is currently composed of Messrs. Hodgson and Readmond. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company's board of directors or compensation committee.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") was established in November 1996 and is responsible for reviewing the compensation and benefits for our executive officers, as well as supervising and making recommendations to the Board on compensation matters generally. The Committee also administers our stock plans.

COMPENSATION PHILOSOPHY AND POLICY

     The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Committee are to:

     - attract, retain and motivate highly qualified executive officers and employees who contribute to our long-term success;

     - align the compensation of executive officers with business objectives and performance; and

     - align incentives for executive officers with the interests of stockholders in maximizing value.

     We have taken the necessary steps to conform our compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code, as amended.

ELEMENTS OF COMPENSATION

     Compensation for executive officers includes both cash and equity elements.

     Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry and (ii) cash bonuses subject to meeting all or a portion of targeted objectives.

     Ownership of our Common Stock is a key element of executive compensation. Executive officers and our other employees are eligible to participate in the Option Plan and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Option Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within our company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. Options typically vest over a four-year period and thus require the employee's continuing service with us. The Purchase Plan permits employees to acquire our Common Stock through payroll deductions and promotes broad-based equity participation throughout our company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     We also maintain a 401(k) retirement savings plan (the "401(k) Plan"). The 401(k) Plan provides that each participant may contribute up to 18% of his or her pre-tax gross compensation (up to a statutory prescribed annual limit of $10,500 in 2001).

FISCAL 2001 EXECUTIVE COMPENSATION

     Executive compensation for fiscal 2001 included base salary and incentive cash bonuses based upon achievement of corporate goals, individual performance goals and financial performance goals. Executive officers, like other employees, were eligible for option grants under the Option Plan and to participate in the Purchase Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL 2001

     Thomas H. Sinton founded our company in 1984 and has served as our President and Chief Executive Officer since March 1993. In fiscal 2001, Mr. Sinton earned $300,000 in salary and $187,000 in bonus awards. Mr. Sinton's salary and bonus were based on the same factors considered for each executive officer, as previously described. In addition, Mr. Sinton received an option grant for 60,000 shares of Common Stock.

EMPLOYMENT AGREEMENTS

     Mr. Klei, Mr. Bizzack, and Mr. Blalock have entered into employment agreements with us. These agreements specify the terms of employment; including pay factors listed above. The agreements provide that employment is at will, but if employment is terminated without cause, the executive officer is entitled to a single, lump-sum payment equal to twelve (12) months of the executive officer's salary, and whichever causes the greatest number of shares to vest under all outstanding options issued to the executive officer under our Option
Plan: (a) 50% of the unvested shares of our Common Stock subject to the options, or (b) additional vesting that would have occurred had the executive officer continued to have been employed for one year from the date of such involuntary termination.

     In the event of a Change of Control (as defined in each employment agreement), up to 50% of the shares of our Common Stock subject to the options shall vest and become exercisable for a period of 120 days following such Change of Control. If, following such Change of Control, the executive officer's employment with us is terminated in an involuntary termination, the remaining 50% of the shares of our Common Stock subject to the options shall vest and become exercisable for a period of 120 days following such termination.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          David C. Hodgson
                                          Ronald W. Readmond

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on our Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and the Russell 2000 Index. The graph assumes that $100 was invested on September 19, 1997 (the date of our initial public offering) in our Common Stock, the Nasdaq Stock Market U.S. Index and the Russell 2000 Index, assuming reinvestment of dividends, if any. No cash dividends have been declared or paid on our Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG PROBUSINESS SERVICES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX



                              [PERFORMANCE GRAPH]

                                                       PROBUSINESS                NASDAQ STOCK
                                                     SERVICES, INC.               MARKET (U.S.)               RUSSELL 2000
                                                     --------------               -------------               ------------
9/19/97                                                  100.00                      100.00                      100.00
9/97                                                     173.94                      100.00                      101.54
12/97                                                    208.05                       93.62                       98.14
3/98                                                     266.60                      109.57                      108.01
6/98                                                     425.19                      112.58                      102.97
9/98                                                     463.85                      101.58                       82.23
12/98                                                    620.74                      132.00                       95.64
3/99                                                     572.99                      148.03                       90.45
6/99                                                     489.43                      161.93                      104.52
9/99                                                     366.64                      165.96                       97.91
12/99                                                    491.13                      245.30                      115.97
3/00                                                     352.16                      275.36                      124.19
6/00                                                     362.39                      239.43                      119.49
9/00                                                     412.69                      220.32                      120.81
12/00                                                    362.39                      147.53                      112.47
3/01                                                     299.29                      110.13                      105.15
6/01                                                     362.21                      129.80                      120.17

                                 OTHER MATTERS

     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares held. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope or vote on-line by following the online voting instructions.

                                          THE BOARD OF DIRECTORS

Pleasanton, California
October 25, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                           PROBUSINESS SERVICES, INC.

PURPOSE

     The purpose of the Audit Committee of the Board of Directors of ProBusiness Services, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. On or before June 14, 2001, the members will meet the following criteria:

          1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements;

          2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

          3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

     - Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

     - Reviewing fee arrangements with the independent auditors;

     - Reviewing the independent auditors' proposed audit scope, approach and independence;

     - Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

     - Requesting from the independent auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board of Directors.

MEETINGS

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e)(3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                   APPENDIX B

                                PROXY FOR ANNUAL
                             MEETING OF STOCKHOLDERS


[Insert Proxy Card]

                           PROBUSINESS SERVICES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            FRIDAY, NOVEMBER 30, 2001
                                    3:00 P.M.


                       PROBUSINESS CORPORATE HEADQUARTERS
                                4125 HOPYARD ROAD
                             PLEASANTON, CALIFORNIA







--------------------------------------------------------------------------------

PROBUSINESS SERVICES, INC.
4125 HOPYARD ROAD

PLEASANTON, CA 94588                                                       PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROBUSINESS SERVICES, INC. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 30, 2001.

The undersigned stockholder of ProBusiness Services, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated October 25, 2001 and hereby appoints Thomas H. Sinton and Steven E. Klei or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2001 Annual Meeting of Stockholders of ProBusiness Services, Inc. to be held on November 30, 2001 at 3:00 p.m., local time, at the ProBusiness Corporate Headquarters, 4125 Hopyard Road, Pleasanton, California 94588 and at any postponement or adjournment thereof, and to vote all shares of Common Stock and Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                      See reverse for voting instructions.

                                                             ------------------
                                                             COMPANY #
                                                             CONTROL #
                                                             ------------------


THERE ARE THREE WAYS TO VOTE YOUR PROXY.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on November 29, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

-       Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/PRBZ/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 29, 2001.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ProBusiness Services, Inc., c/o Shareowner Services(SM), P.O. Box 64945, St. Paul, MN 55164-0945.


     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.



1.  To elect a Class I director to                 01 Thomas H. Sinton              [ ]  Vote FOR             [ ]  Vote WITHHELD
    serve for a term of 3 years:                                                         the nominee               from the nominee

2.  To approve an amendment to our 1996 Stock Option Plan to increase the number
    of shares reserved for issuance thereunder by 2,000,000.                        [ ]  For        [ ]  Against       [ ]  Abstain

3.  To ratify the appointment of Ernst & Young LLP as our independent auditors
    for the fiscal year ending June 30, 2002.                                       [ ]  For        [ ]  Against       [ ]  Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THE NAMED PROXIES MAY VOTE THE SHARES REPRESENTED BY THIS PROXY FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, IN THEIR DISCRETION.

Address Change? Mark Box [ ] Indicate changes below:



                                            Date
                                                -------------------------------

                                            -----------------------------------
                                            Signature(s) in Box
                                            Please sign exactly as your name(s)
                                            appears on the Proxy. If held in
                                            joint tenancy, all persons must
                                            sign. Trustees, administrators,
                                            etc., should include title and
                                            authority. Corporations should
                                            provide the full name of the
                                            corporation and the title of the
                                            authorized officer signing the
                                            proxy.

                                   APPENDIX C

                             1996 STOCK OPTION PLAN

                           PROBUSINESS SERVICES, INC.

                             1996 STOCK OPTION PLAN

                         (As Amended, November 1998(1))


        1. Purposes of the Plan. The purposes of this Stock Plan are:

        - to attract and retain the best available personnel for positions of substantial responsibility,

        - to provide additional incentive to Employees and Consultants, and

        - to promote the success of the Company's business.

        Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

        2. Definitions. As used herein, the following definitions shall apply:

           (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

           (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

           (c) "Board" means the Board of Directors of the Company.

           (d) "Code" means the Internal Revenue Code of 1986, as amended.

           (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

           (f) "Common Stock" means the Common Stock of the Company.

           (g) "Company" means ProBusiness Services, Inc., a Delaware corporation.

           (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, and any Director of the Company whether compensated for such services or not.


----------

        (1) The amendment to the 1996 Stock Option Plan was approved by the Company's board of directors on July 23, 1998 and the Company's stockholders on November 12, 1998.

           (i) "Director" means a member of the Board.

           (j) "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

           (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

           (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                   (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                   (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                   (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

           (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

           (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

           (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

           (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (r) "Option" means a stock option granted pursuant to the Plan.

           (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

           (t) "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

           (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

           (v) "Optionee" means the holder of an outstanding Option granted under the Plan.

           (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (x) "Plan" means this 1996 Stock Option Plan.

           (y) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

           (z) "Section 16(b)" means Section 16(b) of the Exchange Act.

           (aa) "Service Provider" means an Employee, Director or Consultant.

           (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

           (cc) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,121,452 Shares(2), plus any


----------

(2) Includes (i) 90,290 Shares added pursuant to Shares issued or subject to issuance pursuant to options under the 1989 Plan (as hereinafter defined) that were forfeited to the Company between the Company's initial public offering and September 25, 1998, (ii) 995,588 authorized and unused Shares from the 1989 Plan (as hereinafter defined) that transferred into this Plan, (iii) 750,000 authorized Shares (of which 611,667 were issued and exercised, 130,753 were issued and unexercised and

Shares issued or subject to issuance pursuant to options under the Company's Amended 1989 Stock Option Plan (the "1989 Plan") that are forfeited to the Company under the terms of such options subsequent to September 25, 1998. In addition, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be increased on each anniversary date of the adoption of the Plan by a number of Shares equal to the lesser of (i) 375,000 Shares, (ii) two percent (2%) of the outstanding Shares on such date or (iii) a lesser number determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4. Administration of the Plan.

           (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

           (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;


----------

7,580 were unissued as of the date the Executive Stock Option Plan became this
Plan) from the Executive Stock Option Plan, (iv) 335,574 Shares added pursuant to an annual increase equal to 2% of the outstanding Shares on February 12, 1998 and (v) 950,000 Shares added pursuant to approval by the Company's board of directors on July 23, 1998 and the Company's stockholders on November 12, 1998.

               (ii) to select the Service Providers to whom Options may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

               (vii) to institute an Option Exchange Program;

               (viii) to construe and interpret the terms of the Plan granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

               (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

               (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

           (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

        5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6. Limitations.

           (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

           (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

           (c) The following limitations shall apply to grants of Options:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 187,500 Shares.

               (ii) Over the remaining term of the Plan, a Service Provider may be granted Options to purchase up to an additional 375,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 12.

               (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

        7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

        8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

        9. Option Exercise Price and Consideration.

           (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

           (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

           (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

        10. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

                  An Option shall be deemed exercised when the Company receives:
(i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

                  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

            (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

        12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

            (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

            (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

            (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

        14. Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

            (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

            (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

        15. Conditions Upon Issuance of Shares.

            (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.



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